Robert H. Baldwin
    President


                           B E L L A G I O



December 31, 1998



Mr. Stephen A. Wynn
Chairman of the Board and
 Chief Executive Officer
Mirage Resorts, Incorporated
3600 Las Vegas Boulevard South
Las Vegas, Nevada  89109

Re:  Rental of Fine Art

Dear Steve:

This letter sets forth the agreement between Bellagio and you effective this date with respect to the rental of the works of fine art identified on Exhibit A hereto (individually, a "Work" and collec-tively, the "Works"), and supersedes and amends in their entirety the letter agreements between Bellagio and you dated January 14, 1998, March 12, 1998, April 21, 1998, July 31, 1998 and September 1, 1998.

   1. You hereby rent each of the Works to Bellagio for exhibition in any hotel-casino operated by Bellagio or any other wholly owned subsidiary of Mirage Resorts, Incorporated. The Works shall be main-tained on public display and shall be available for educational purposes in one or more of such hotel-casinos in conformity with the requirements of NRS 361.068(k) and NRS 374 and any regulations validly promulgated thereunder.

   2. Bellagio shall pay you monthly rent for each of the Works in the respective amounts set forth on Exhibit A. The rent for each month, commencing January 1999, shall be payable in advance not later than the fifth calendar day of such month. In the event that the rental with respect to one or more Works is in effect for less than a full calendar month, the rent for such month shall be prorated based on the actual number of days during which the rental was in effect and a month consisting of 30 days. Any such reduction shall be credited against Bellagio's next monthly rent payment.

   3. Bellagio and you shall each have the option to terminate the rental as to one or more of the Works on 30 days' notice to the other party. Bellagio and you may also mutually agree to include additional works of fine art in this rental agreement, in which event the parties shall execute an amendment to Exhibit A setting forth the additional works of fine art and the monthly rent for such works.

            P.O. BOX 7700, LAS VEGAS, NEVADA 89177-7700

                            EXHIBIT 10.72

Mr. Stephen A. Wynn
Mirage Resorts, Incorporated
December 31, 1998
Page Two


   4. Bellagio shall be responsible for insuring and maintaining the security of the Works subject to this rental, and for any Nevada sales, use or personal property taxes applicable to this rental.

Please sign below to confirm your agreement to the foregoing. My signature below confirms Bellagio's agreement thereto.

Very truly yours,

BELLAGIO


     ROBERT H. BALDWIN
By:
     -------------------------------------
     ROBERT H. BALDWIN
     President and Chief Executive Officer


I hereby agree to the foregoing.


     STEPHEN A. WYNN
     -------------------------------------
     STEPHEN A. WYNN

cc:  Bruce A. Levin
     Peter C. Walsh
     James E. Pettis
     George J. Panek
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